                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-11 (c) or S240.14a-12
[ ] Confidential, for Use of Commission Only

                             TRUSTMARK CORPORATION
                (Name of Registrant as Specified in its Charter)

                             TRUSTMARK CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         ______________________________________________________________________

     2)  Aggregate number of securities to which transaction
         applies:
         ______________________________________________________________________

     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         ______________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
         ______________________________________________________________________

     5)  Total fee paid:
         ______________________________________________________________________


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         _____________________________________
     2)  Form, Schedule or Registration Statement No.:
         _____________________________________
     3)  Filing Party:
         _____________________________________
     4)  Date Filed:
         _____________________________________

                             TRUSTMARK CORPORATION

            POST OFFICE BOX 291     JACKSON, MISSISSIPPI 39205-0291

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 14, 1995


TO THE SHAREHOLDERS:

     The annual meeting of the shareholders of Trustmark Corporation, a Mississippi corporation (the "Corporation"), will be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 14, 1995, at 10:00 o'clock A.M., local time, for the following purposes:

     1. To elect a board of twenty-five directors to hold office for the ensuing year and until their successors are elected and have qualified.

     2. To vote on a proposal to amend the Articles of Incorporation to increase the authorized common stock from forty million shares to one hundred million shares.

     3. To transact such other business as may properly come before the meeting.

     The close of business on January 27, 1995 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books will not close.

     You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then revoke your proxy prior to the voting thereof. The proxy also may be revoked at any time prior to its exercise by written notice to the Secretary of the Corporation or by execution of a subsequently dated proxy.

     BY ORDER OF THE BOARD OF DIRECTORS.

                              /s/ Frank R. Day
                              ----------------
                                  Chairman


Dated and Mailed at
Jackson, Mississippi
February 15, 1995

Enclosures:  1)  Proxy
             2)  Business Reply Envelope
             3)  Annual Report

                             TRUSTMARK CORPORATION

            POST OFFICE BOX 291     JACKSON, MISSISSIPPI 39205-0291

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 14, 1995

                                  I.  GENERAL

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Trustmark Corporation (the "Corporation") of proxies for the annual meeting of shareholders to be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 14, 1995, at 10:00 o'clock A.M., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing notice of annual meeting of shareholders.

     Any shareholder giving a proxy has the right to revoke it at any time prior to its exercise on the specific matter to be voted upon by written notice to the Secretary, by revocation at the meeting, or by execution of a subsequently dated proxy. All valid proxies received by the Corporation will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors and for the proposed amendment to the Articles of Incorporation.

     Shareholders of record at the close of business on January 27, 1995 are entitled to notice of and to vote at the meeting in person or by proxy. A majority of the shares outstanding constitute a quorum. On the record date the Corporation had outstanding 34,910,683 shares of common stock. Except in the election of directors each share is entitled to one vote, and action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are not counted.

     Solicitation of proxies will be primarily by mail. Employees of the Corporation and its subsidiaries may be used to solicit proxies by means of telephone, telegraph, or personal contact, but at no additional compensation. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by the Corporation.

     The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of the Corporation.

                           II.  ELECTION OF DIRECTORS

     The following slate of twenty-five nominees has been proposed by the Board of Directors for election at the meeting. The shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Shareholders may make nominations at the meeting. The persons who will be elected to the Board of Directors will be the twenty-five nominees receiving the largest number of votes.

                                                                DIRECTOR OF
                              BUSINESS EXPERIENCE               CORPORATION &       DIRECTORSHIPS HELD
NAME                   AGE    DURING THE LAST FIVE YEARS        TRUSTMARK SINCE     IN OTHER COMPANIES(1)
- ------------------------------------------------------------------------------------------------------------
J. Kelly Allgood        54    Vice President, Mississippi           1991
                              Operations, South Central Bell
                              Telephone Company from May 1988
                              to March 1991; since March 1991,
                              President, Mississippi, South
                              Central Bell Telephone Company

Reuben V. Anderson      52    Justice, Mississippi Supreme          1980             The Kroger Company
                              Court, January 1985 to December                        BellSouth Tele-
                              1990; Partner, Phelps Dunbar,                          communications, Inc.
                              Attorneys, since January 1991

John L. Black, Jr.      55    Chairman and Chief Executive          1990
                              Officer, The Waverley Group, Inc.
                              (Owns and Manages Nursing Home
                              Facilities)

Harry H. Bush           62    President, Bush Construction          1988
                              Company, Inc. (Road and Bridge
                              Construction)

Robert P. Cooke III     60    President, Robert P. Cooke Agent,     1991
                              Inc. until early 1991 (General
                              Insurance Agency); Presently
                              Handles Personal and Family
                              Investments

Frank R. Day            63    Chairman of the Board, President      1976             BellSouth Tele-
                              and Chief Executive Officer,                           communications, Inc.
                              Trustmark Corporation; Chairman
                              of the Board and Chief Executive
                              Officer, Trustmark National Bank

William C. Deviney, Jr. 49    President, Deviney Construction        -
                              Company, Inc. (Telecommunications
                              Construction Company)

D. G. Fountain, Jr.     58    President, Fountain Construction      1980
                              Company, Inc. (Mechanical and
                              Electrical Contractors)

C. Gerald Garnett       50    Executive Vice President and          1993
                              Chief Executive Officer,
                              Southern Farm Bureau
                              Casualty Insurance Company

Matthew L. Holleman III 43    Vice President and Treasurer,         1994
                              Mississippi Valley Gas Company
                              (Natural Gas Distribution) from
                              1988 to 1991, Executive Vice
                              President and Treasurer from 1991
                              to 1993, President and Chief
                              Executive Officer since October
                              1993

Fred A. Jones           59    Vice President, Columbus Marble       1994
                              Works, Inc. (Manufacturer of
                              Marble and Granite Monuments
                              and License Plates) until July
                              1994, President since July 1,
                              1994; President, Columbus
                              Manufacturers, Inc. (Mail Order
                              Distributor)

T. H. Kendall III       58    President and General Manager,        1971
                              The Gaddis Farms, Inc. (Farming,
                              Banking, Oil Production)

Larry L. Lambiotte      47    Co-Owner, Falco Lime, Inc.             -
                              (Lime Sales Company)

Robert V. Massengill    55    President, Brookhaven Branch,         1989
                              Trustmark National Bank from
                              August 1987 to December 1992;
                              since December 1992, Chairman of
                              the Advisory Board, Brookhaven
                              Branch, Trustmark National Bank

Donald E. Meiners       59    President and Chief Operating         1994              Mississippi Power
                              Officer, Louisiana Power & Light                         & Light Company
                              Company/New Orleans Public
                              Service, Inc. from 1990 to 1991;
                              President and Chief Operating
                              Officer, Mississippi Power &
                              Light Company, January 1992;
                              President, Mississippi Power &
                              Light Company since January 1993

William Neville III     54    President, The Rogue and Good         1980
                              Company (Men's Clothing)

Richard H. Puckett      40    Vice President and General Manager,    -
                              Puckett Machinery Company, from
                              January 1988 to January 1992;
                              President and General Manager,
                              Puckett Machinery Company since
                              January 1992 (Distributor of Heavy
                              Earth Moving Equipment)

Charles W. Renfrow      48    President, Renfrow Supply, Inc.        -
                              (Supplier of Commercial and Resi-
                              dential Construction Material);
                              President, Renfrow Insulation, Inc.
                              (Commercial and Residential
                              Insulation)

Clyda S. Rent           52    President, Mississippi                1994
                              University for Women

William Thomas Shows    62    General Manager, Pearl River          1987
                              Valley Electric Power Association

Harry M. Walker         44    Secretary-Treasurer, Trustmark        1992
                              Corporation since January 1995;
                              Executive Vice President, Trustmark
                              National Bank from May 1987 to March
                              1992; since March 1992, President,
                              Trustmark National Bank

LeRoy G. Walker, Jr.    45    President, LTM, Inc.                   -
                              (Owner, McDonald's Franchises)

Paul H. Watson, Jr.     56    President, Farmers Tractor            1989
                              Company, Inc.

John C. Wheeless, Jr.   54    Partner, Wheeless, Beanland,           -
                              Shappley & Bailess, Attorneys

Allen Wood, Jr.         51    President, Scientific Tele-           1993
                              communications, Inc. (Tele-
                              communications Equipment Sales
                              and Service)

(1) Indicates other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

                  III. AMENDING THE ARTICLES OF INCORPORATION

     The Board of Directors has proposed an amendment to the Corporation's Articles of Incorporation increasing the number of authorized common shares from forty million shares to one hundred million shares. This increase will allow the Corporation to issue additional shares to raise capital or consummate acquisitions. No additional shares are currently proposed to be issued. Approval of the proposed amendment will require approval of a majority of the shares voting.

              IV.  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     On January 27, 1995, the Corporation had outstanding 34,910,683 shares of common stock, no par value, owned by approximately 5,300 shareholders. The following is certain information about shareholders beneficially owning more than five percent of the outstanding common stock of the Corporation.


NAME AND ADDRESS         AMOUNT AND NATURE           PERCENT
OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP        OF CLASS
- --------------------     --------------------        --------
Capitol Street               2,067,537                 5.92%
 Corporation (1)
711 West Capitol Street
Jackson, MS 39207

Robert M. Hearin             3,669,854                10.51%
 Estate (2)
711 West Capitol Street
Jackson, MS 39207

Trustmark National           3,928,210                11.25%
 Bank (3)
248 East Capitol Street
Jackson, MS 39205

(1)  Includes 26,004 shares owned by a second tier subsidiary.

(2) Includes 1,374,785 shares owned by Mr. Hearin's estate, 91,032 shares owned by a foundation of which the estate's executors are four of the five trustees, 136,500 shares owned by Bay Street Corporation and 2,067,537 shares owned by Capitol Street Corporation. Does not include 100,932 shares in the name of the Annie Laurie Swaim Hearin estate for which Trustmark's Trust Department has voting and investment authority. Does not include 61,656 shares held in an IRA Rollover for R. M. Hearin, for which Trustmark's Trust Department has voting and investment authority. Voting and investment decisions concerning shares beneficially owned by Mr. Hearin's estate are made by the estate's co-executors: Robert M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell and E. E. Laird, Jr.

(3) Includes 1,714,513 shares owned by Trustmark's Profit Sharing Plan, 188,880 shares held in Trustmark's Employee Stock Purchase Plan, 81,873 shares held in Trustmark's Retirement Plan and 1,942,944 shares held by Trustmark's Trust Department in various capacities in which Trustmark has investment or voting discretion. Investment and voting decisions with respect to shares held by Trustmark's Trust Department are, in general, made by Trustmark's Trust Investment Committee composed of thirteen bank officers; however, in the case of the Profit Sharing Plan, investment decisions are made by Trustmark, the sponsor of the Plan.

                V.  OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

     The table sets forth the beneficial ownership of the Corporation's common shares as of January 25, 1995, by persons who are currently serving as directors, persons nominated for election at the annual meeting and each of the executive officers named in Section VI hereof. Also shown is ownership by all directors and executive officers of the Corporation as a group. The persons listed have sole voting and investment power as to all shares except as indicated. Percent of outstanding shares of common stock owned not shown where less than one percent.

                         AMOUNT AND              PERCENT OF
                         NATURE OF               OUTSTANDING
                         BENEFICIAL              SHARES OF
                         OWNERSHIP OF            COMMON STOCK
NAME                     COMMON STOCK               OWNED
- ----------------         -------------           ------------
J. Kelly Allgood            11,829
Reuben V. Anderson           8,897 (1)
John L. Black, Jr.         262,122 (2)
Harry H. Bush               27,252 (1)
Robert P. Cooke III         61,384
Frank R. Day             1,521,818 (3)             4.36%
William C. Deviney, Jr.        500
D. G. Fountain, Jr.        114,400 (4)
C. Gerald Garnett          717,051 (5)             2.05%
William F. Goodman, Jr.     27,628
Matthew L. Holleman III  3,688,802 (6)            10.57%
Gerard R. Host               2,626 (7)
Fred A. Jones              223,359 (8)
T. H. Kendall III          188,459 (1)(9)
Larry L. Lambiotte          54,970 (10)
Robert V. Massengill        40,097
Donald E. Meiners              250
Thomas W. Mullen             4,058 (1)(7)
William Neville III         72,940
Gus A. Primos               75,000
Ben Puckett                 49,940 (1)
Richard H. Puckett         120,093 (1)(11)
William O. Rainey            5,055 (7)
Charles W. Renfrow          20,000
Clyda S. Rent                  200
William Thomas Shows        64,710 (1)
Harry M. Walker              7,965 (1)(7)
LeRoy G. Walker, Jr.           500
Paul H. Watson, Jr.          7,600 (1)(12)
John C. Wheeless, Jr.      146,569
Allen Wood, Jr.              6,461 (1)

Above named persons and
executive officers of
Corporation as a group   7,532,535                21.58%

(1)  Includes shares owned by spouse and/or minor children.

(2) Includes 14,500 shares held in a private foundation for which nominee has voting and investment authority.

(3)  Includes 4,319 shares held for nominee in Trustmark's
     Employee Stock Purchase Plan and 132,636 shares owned by a charitable foundation as to which nominee has one of four votes on investment and voting decisions.

(4)  Includes 96,600 shares owned by Fountain Construction
     Company for which nominee has voting authority.

(5) Includes 677,551 shares owned by Southern Farm Bureau Casualty Insurance Company and 36,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and investment authority.

(6) Includes 18,948 shares owned by nominee and immediate family members and 3,669,854 shares as to which nominee has shared investment and voting authority as a result of serving as one of four co-executors of the Robert M. Hearin estate, one of five trustees of the Robert M. Hearin Foundation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert
     M. Hearin estate under Section IV.

(7)  Includes shares held in Trustmark's Employee Stock Purchase
     Plan.

(8)  Includes 17,361 shares owned by Columbus Manufacturers,
     Inc. and 4,668 shares owned by Quality Products, Inc., for which nominee has investment and voting authority. Also includes 74,568 shares owned in trusts for family members for which nominee's wife has voting and investment authority.

(9) Includes 43,436 shares held as trustee for which nominee has shared voting and/or investment authority. Also includes
     71,028 shares owned by The Gaddis Farms, Inc. and 38,821 shares owned by Gaddis & McLaurin, Inc. for which nominee has voting authority.

(10) Includes 14,776 shares owned by Falco Lime, Inc. for which nominee has voting and/or investment authority.

(11) Includes 45,000 shares owned by Puckett Machinery Company and 30,180 shares held by Puckett Machinery Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(12) Includes 1,000 shares held in an estate for which nominee has voting and investment authority.

             VI.  COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

    The following table shows the aggregate compensation for the last three fiscal years paid by the Corporation and its subsidiary, Trustmark National Bank ("Trustmark"), to the Corporation's Chief Executive Officer and to Trustmark's four highest compensated executive officers where compensation in the form of salaries and bonuses exceeded $100,000 in 1994. For each named individual there is shown credited years of service under Trustmark's retirement plan. Compensation which was deferred at the election of the executive is included in the category and the year earned.

                                                                      YEARS
NAME AND                                             ALL OTHER         OF
PRINCIPAL POSITION      YEAR   SALARY    BONUS(1)  COMPENSATION(2)   SERVICE
- -------------------     ----   --------  --------  ---------------  ---------
Frank R. Day            1994   $400,000  $150,000     $ 5,425          38
Chairman and Chief      1993    325,000   162,500      10,644
Executive Officer       1992    325,000    50,000       7,065

Harry M. Walker         1994    160,000    56,000       5,425          24
Secretary-Treasurer;    1993    150,000    60,000       9,325
President and Chief     1992    133,333    32,000       5,104
Operating Officer,
Trustmark National Bank

William O. Rainey       1994    133,000    33,250       5,250          13
Executive Vice          1993    130,000    39,000       7,471
President and Chief     1992    125,933    28,700       4,747
Banking Officer,
Trustmark National Bank

Gerard R. Host          1994    125,000    31,750       5,250          11
Executive Vice          1993    118,000    35,400       6,775
President and Chief     1992    113,333    25,875       4,272
Investment Officer
Trustmark National Bank

Thomas W. Mullen        1994    121,000    30,250       5,250          12
Executive Vice          1993    118,000    35,400       6,780
President for Strategic 1992    113,333    25,985       4,278
Planning, Trustmark
National Bank

(1) Includes Business Development Incentive which was awarded in recognition of special new business development achievements. Amounts paid did not exceed $500 for any named individual in any year.

(2) Represents contributions under Profit Sharing Plan.

     Neither the Corporation nor Trustmark maintains a stock option, SAR, or similar long-term incentive plan.

     Trustmark maintains a retirement plan for employees who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated benefits payable upon retirement under the retirement plan to persons in the following remuneration and years of service classifications:


10 YEAR AVERAGE          YEARS OF CREDITED SERVICE
ANNUAL EARNINGS    15      20      25      30      35      40
- ---------------  ------  ------  ------  ------  ------  -------
  $ 50,000      $11,250 $15,000 $18,750 $22,500 $26,250 $ 30,000
    75,000       18,279  24,372  30,465  36,558  42,651   48,276
   100,000       26,342  35,122  43,903  52,683  61,464   68,964
   150,000       42,467  56,622  70,778  84,933  99,089  110,339
   200,000       42,467  56,622  70,778  84,933  99,089  110,339
   250,000       42,467  56,622  70,778  84,933  99,089  110,339
   300,000       42,467  56,622  70,778  84,933  99,089  110,339
   350,000       42,467  56,622  70,778  84,933  99,089  110,339


     Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation over the highest consecutive ten-year period and the number of years of credited service. Subject to the benefit and compensation limits under federal law, the formula takes into account all compensation, including salaries and bonuses. For the year 1994, the compensation limit was $150,000 and the benefit limit was $118,800. Amounts actually payable pursuant to the plan are not subject to deduction for Social Security. The table assumes that the entire service period was completed under the new benefit formula that is effective for service on or after January 1, 1989.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Executive Committee serves as a Compensation Committee and, in such capacity, determines the compensation of the Corporation's executive officers.


     In establishing Mr. Day's salary for 1994, the Committee, without Mr. Day's involvement, considered various factors, primarily the salaries of chief executive officers of comparable financial institutions and Mr. Day's past performance. Using the Wyatt Survey of Financial Institutions as a resource, the Committee considered the 1993 salaries of chief executive officers in selected banking institutions located in the Southeastern United States having assets of $3 to $6.5 billion and $6.5 to $10.5 billion. The salary established for Mr. Day for the year 1994 was approximately the same as the average salaries for the year 1993 of the chief executive officers of the institutions for which information was reported in the survey and was approximately 20 percent less than the 1994 salaries reported for the chief executive officers of the $3 to $6.5 billion institutions reported in the survey.

     Deposit Guaranty Corporation, one of the financial institutions comprising the peer group used to construct the performance graph appearing below, was included in the $3 to $6.5 billion group. The other two institutions were not.


     In December 1994, the Board of Directors approved a discretionary bonus pool of $1.75 million. This amount was based upon the Corporation's earnings for 1994 compared to prior years. After establishing a maximum bonus for various categories of employees, including the chief executive officer, the Committee awarded Mr. Day a bonus of $150,000. In evaluating Mr. Day's performance, the Committee considered various factors including traditional financial results and indicators such as revenues, expenses, earnings and qualitative ratios as well as other significant factors including regulatory compliance, competitive position and similar factors in the context of the Corporation's historical performance and the performance of comparable institutions. These factors were not assigned specific weights and no specific quantitative measures of performance were employed by the Committee. The performance of the Corporation's stock during 1994 was not a factor considered by the Board.


     The Executive Committee established the salaries of the other executive officers principally based upon Mr. Day's recommendations. The Committee and Mr. Day also reviewed compensation reported in the Wyatt Survey for similar positions at comparable financial institutions. Executive officers' salaries were designed to be at levels necessary to attract and retain qualified personnel.


     Bonuses paid to executive officers were allocated by the Committee based upon the recommendations of management and the results of the formal performance appraisal process which is used in establishing salaries and allocating bonuses for all bank personnel. Factors considered included personal development, level of job responsibility, achievement of work goals and management skills.


                                  Executive Committee
                                  -------------------
                                  T. H. Kendall III, Chairman
                                  Frank R. Day
                                  D. G. Fountain, Jr.
                                  William F. Goodman, Jr.
                                  William Neville III
                                  John W. Head
                                  Rowan H. Taylor

PERFORMANCE GRAPH

     The following graph compares the Corporation's annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and a peer group consisting of Bancorp South, Inc., Deposit Guaranty Corporation and Grenada Sunburst Corporation. This data was prepared by an independent financial services company.

     This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1989, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals. For the purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

- ----------------------FISCAL YEAR ENDING-------------------------
COMPANY        1989     1990     1991     1992     1993     1994
- -----------------------------------------------------------------
Trustmark Corp. 100     89.99   131.08   220.60   249.65   308.42
Peer Group      100     81.91   136.67   213.23   240.65   273.04
Broad Market    100     81.12   104.14   105.16   126.14   132.44

COMPENSATION OF DIRECTORS

     Directors' meetings of the Corporation are held in conjunction with meetings of the Board of Directors of Trustmark. During 1994 each director and each committee chairman received $750 and $1,000, respectively, for each board meeting attended. Members of the Executive Committee were paid $1,875 per month. The payments cover committee meetings attended. Members of the Board who are salaried officers of the Corporation or Trustmark are not paid directors' fees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS



     The Executive Committee, which is composed of the persons previously identified, performed as the Compensation Committee during 1994. Frank R. Day is the only member of the Committee who is an officer or employee of the Corporation or its subsidiaries. Mr. Goodman is a partner in a law firm which was retained by the Corporation and Trustmark during 1994 and which is anticipated to be retained during 1995. During 1994, no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Executive Committee or the Board of Directors of the Corporation.

                       VII.  TRANSACTIONS WITH MANAGEMENT


     No executive officer, director, nominee, their related entities or their immediate family members have been indebted to the Corporation, or any subsidiaries, other than Trustmark, at any time since January 1, 1994. In the ordinary course of business Trustmark has had, and expects to have in the future, banking transactions (including loans and other transactions) in excess of $60,000 with executive officers, directors, nominees, related entities and immediate family members. Such loans and other banking transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.



     During 1994 the estate of Mr. R. M. Hearin, the Robert M. Hearin Foundation and corporations directly and indirectly controlled by them (including Bay Street Corporation, Galaxie Corporation, Capitol Street Corporation, Southland Oil Company and Mississippi Valley Gas Company) borrowed money from and loaned money to Trustmark through the purchase and sale of government securities pursuant to repurchase and reverse repurchase agreements. Director Matthew L. Holleman III is affiliated in various capacities with the aforementioned entities. A total of 1,088 repurchase transactions averaging $1,527,505 each and 9 reverse repurchase transactions averaging $239,101 each were conducted with these parties. Additionally, these entities engaged in 41 securities purchases averaging $2,817,792 through Trustmark's Investment Department. Trustmark entered into 104 repurchase transactions averaging $650,036 each with Fountain Construction Company, Inc., which is owned by director D. G. Fountain, Jr. Trustmark entered into federal funds transactions and securities sales with Merchants and Planters Bank of Raymond, which is controlled by director T. H. Kendall III; the Bank of Edwards, controlled by Frank R. Day; Smith County Bank, in which Mr. Day has a significant ownership interest; and Perry County Bank, in which director Matthew L. Holleman III is affiliated and in which the estate of Robert M. Hearin has a significant ownership interest. These transactions included 15 securities sales averaging $169,848 to Merchants and Planters Bank of Raymond, 2 securities sales averaging $499,414 to The Bank of Edwards, 13 securities sales averaging $309,654 to Smith County Bank and 4 securities sales averaging $808,792 to Perry County Bank. All transactions with these entities were on prevailing terms. Other members of management and their related entities purchased and sold investment securities through Trustmark Financial Services, Inc. (a wholly-owned subsidiary of Trustmark) and periodically engaged in repurchase and other similar transactions with Trustmark; however, these transactions are not, in the opinion of Management, material to either Trustmark or the related entities. For the year 1994, Scientific Telecommunications, Inc., a company controlled by director Allen Wood, Jr., was paid $364,710 for telecommunications equipment and services.


     Reuben V. Anderson is a partner in the law firm of Phelps

Dunbar and William F. Goodman, Jr. is a partner in the law firm of Watkins & Eager. Each of these firms was retained by the Corporation or Trustmark on various legal matters during 1994 and it is anticipated that these firms will be retained during 1995.


     During 1994 Trustmark engaged in business relationships with various entities in which members of management have direct and indirect interests. None of these relationships was considered material to Trustmark or such entity.

                 VIII.  OTHER INFORMATION CONCERNING DIRECTORS


     During 1994 the Corporation had an Audit Committee composed of William F. Goodman, Jr., Chairman, J. Kelly Allgood, Harry H. Bush, C. Gerald Garnett, Fred A. Jones, Paul H. Watson, Jr., Allen Wood, Jr. and Advisory Directors Richard H. Puckett and Charles W. Renfrow. This Committee, which conducts the usual and necessary activities in connection with the audit functions of the Corporation, held five meetings during 1994.


     There were twelve meetings of the Board of Directors held during 1994. Of those directors serving during 1994, none attended fewer than 75 percent of the Board meetings and meetings of those committees of which they were members except Clyda S. Rent.

     Directors, certain officers of the Corporation and its subsidiaries and holders of more than 10 percent of the Corporation's outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Corporation believes that during 1994 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements with the following exceptions: Directors Robert V. Massengill and Allen Wood, Jr. each filed late one report covering one transaction; Advisory Directors George M. Biggs and Arch Dalrymple III each filed late one report covering two transactions; and Advisory Director John C. Wheeless, Jr. was late in filing his initial Form 3 upon his election as an Advisory Director and two subsequent Form 4 filings covering two transactions.

                      IX.  INDEPENDENT PUBLIC ACCOUNTANTS

     It is the intention of the Board of Directors to employ the services of Arthur Andersen LLP, independent accountants for the Corporation during the most recently completed fiscal year, as independent accountants for the Corporation for the year 1995. Representatives of Arthur Andersen LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate and proper questions during the period generally allotted for questions at the meeting.

                         X.  PROPOSALS OF SHAREHOLDERS

     In order for a shareholder proposal to be included in a proxy statement and form of proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Corporation not less than 120 days in advance of the date the previous year's proxy and form of proxy were mailed to shareholders. Thus, a shareholder proposal must be received before October 19, 1995 in order to be included in the proxy statement and form of proxy for the 1996 annual meeting.

     BY ORDER OF THE BOARD OF DIRECTORS.

                               /s/ Frank R. Day
                               ------------------
                                   Chairman

                                   APPENDIX 1

                                   PROXY CARD

                             TRUSTMARK CORPORATION

             POST OFFICE BOX 291  JACKSON, MISSISSIPPI  39205-0291

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received Notice of Meeting and Proxy Statement dated February 15, 1995, appoint D. G. Fountain, Jr., T. H. Kendall III and William Neville III, and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Trustmark Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held on March 14, 1995, in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, in Jackson, Mississippi, at 10:00 o'clock A.M., Local Time, and any adjournment thereof, as follows:

1. PROPOSAL NO. 1.
   ---------------------
   ELECTION OF DIRECTORS:

   [ ] FOR all nominees listed below (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
               NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME
               IN THE LIST BELOW.)

J. Kelly Allgood, Reuben V. Anderson, John L. Black, Jr., Harry H. Bush, Robert
P. Cooke III, Frank R. Day, William C. Deviney, Jr., D. G. Fountain, Jr., C. Gerald Garnett, Matthew L. Holleman III, Fred A. Jones, T. H. Kendall III, Larry L. Lambiotte, Robert V. Massengill, Donald E. Meiners, William Neville III, Richard H. Puckett, Charles W. Renfrow, Clyda S. Rent, William Thomas Shows, Harry M. Walker, LeRoy G. Walker, Jr., Paul H. Watson, Jr., John C. Wheeless, Jr. and Allen Wood, Jr.

2. PROPOSAL NO. 2.
   -------------------------------
   AMEND ARTICLES OF INCORPORATION: [ ] FOR [ ] AGAINST [ ] ABSTAIN

An amendment to the Corporation's Articles of Incorporation to increase the authorized common shares from 40 million to 100 million.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. UNLESS AUTHORITY IS WITHHELD AS TO A PARTICULAR NOMINEE, THE PROXY WILL BE VOTED FOR EACH NOMINEE LISTED UNDER PROPOSAL NO. 1. UNLESS AGAINST OR ABSTAIN IS MARKED, THE PROXY WILL BE VOTED FOR PROPOSAL
NO. 2.

If other matters for which no choice is specified come before the meeting, THE PROXIES WILL VOTE PURSUANT TO THE AUTHORIZATION CONTAINED IN ITEM NO. 3 IN ACCORDANCE WITH THE DECISION OF THE BOARD OF DIRECTORS.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. Trustees, attorneys, executors, administrators, guardians and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated__________________________, 1995 ________________________________________
                                      Signature
                                      ________________________________________
                                      Signature (if jointly owned)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.